News Announcement

REMINDER:
Vitran management will conduct a conference call and webcast today, July 20 at 1:00 p.m. (ET), to discuss the Company’s 2006 second quarter results.
Conference call dial-in: 800/706-9124
Live Webcast: www.vitran.com (select “Investor Relations”)

CONTACT:
Richard Gaetz, President/CEO	Robert Rinderman
Sean Washchuk, VP Finance/CFO	Steven Hecht
Vitran Corporation Inc.	Jaffoni & Collins Incorporated
416/596-7664	212/835-8500 or VTNC@jcir.com
FOR IMMEDIATE RELEASE
VITRAN REPORTS RECORD QUARTERLY REVENUE AND NET INCOME
$0.45 DILUTED EPS ON 18 PERCENT REVENUE RISE FOR Q2 2006
- Extends Net Income Improvement Streak to 19 Consecutive Quarters -
TORONTO, ONTARIO (July 20, 2006) — Vitran Corporation Inc. (NASDAQ: VTNC, TSX: VTN), a North American transportation and logistics firm, today announced record quarterly financial results for the 2006 second quarter ended June 30, 2006 (all figures reported in $U.S.).
Vitran achieved net income of $5.8 million, or 0.45 per diluted share, on revenue of $123.6 million for the 2006 second quarter. In the comparable 2005 quarter, Vitran recorded net income of $4.8 million, or $0.38 per diluted share, on revenue of $105.1 million.
“The 2006 second quarter was another record period for Vitran, as we once again achieved double-digit revenue, net income and EPS growth — extending our streak of net income improvement to 19 consecutive quarters. Our recent less-than-truckload acquisitions are performing as expected, integration plans are progressing, and we are focusing the Company’s cross-marketing efforts into and out of the new geographic regions that Vitran is now serving. These initiatives to improve overall density, combined with efforts to enhance yields and lower costs will lay the foundation for strong results in future periods,” stated Vitran President and Chief Executive Officer Rick Gaetz.
“We have $13 million of cash on hand and an expanded credit facility totalling $75 million, $58 million of which is undrawn, to support potential expansion initiatives and acquisition opportunities to continue growing our North American LTL freight network,” concluded Mr. Gaetz.
During the six-month period ended June 30, 2006, Vitran achieved net income of $9.5 million, or $0.74 per diluted share, on revenue of $238.8 million. In the comparable first half of 2005, the Company reported net income of $7.6 million, or $0.59 per diluted share, on revenue of $199.0 million.
Segmented Results
Income from operations at Vitran’s LTL (less-than-truckload) segment improved 21.3 percent during the 2006 second quarter to $8.0 million, and the LTL segment’s OR (operating ratio) during the three-month period was 92.4, in-line with the year-ago second quarter OR of 92.3. The LTL segment posted an 8.8 percent increase in shipments, 10.1 percent increase in tonnage and a 11.9 percent improvement in revenue per hundredweight, contributing to the improvement in revenue and income from operations.
The Logistics segment achieved a 3.7 percent improvement in income from operations with an OR of 93.8 for the 2006 second quarter, compared to 93.6 for the 2005 period. The Truckload segment recorded income from operations of $530,000, with an OR of 93.5 for the current quarter, compared to $716,000 and a 92.0 OR for the same period a year ago.
About Vitran Corporation Inc.
Vitran Corporation Inc. is a North American group of transportation companies offering less-than-truckload, logistics, truckload, and freight brokerage services. To find out more about Vitran Corporation Inc. (NASDAQ:VTNC, TSX:VTN), visit the website at www.vitran.com.

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. Forward-looking statements may be generally identifiable by use of the words “believe”, “anticipate”, “intend”, “estimate”, “expect”, “project”, “may”, “plans”, “continue”, “will”, “focus should” “endeavor” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on current expectations and are naturally subject to uncertainty and changes in circumstances that may cause actual results to differ materially from those expressed or implied by such forward-looking statements.
Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Vitran’s actual results, performance or achievements to differ materially from those projected in the forward-looking statements. Factors that may cause such differences include, but are not limited to, technological change, increases in fuel costs, regulatory changes, the general health of the economy, seasonal fluctuations, unanticipated changes in railroad capacities, exposure to credit risks, changes in labour relations and competitive factors. More detailed information about these and other factors is included in the annual MD&A on Form 10K under the heading “General Risks and Uncertainties.” Many of these factors are beyond the Company’s control; therefore, future events may vary substantially from what the Company currently foresees. You should not place undue reliance on such forward-looking statements. Vitran Corporation Inc. does not assume the obligation to revise or update these forward-looking statements after the date of this document or to revise them to reflect the occurrence of future unanticipated events, except as may be required under applicable securities laws.
(tables follow)

Vitran Corporation Inc.
Consolidated Balance Sheets
(Unaudited)
(in thousands of United States dollars, US GAAP)

	June 30, 2006	Dec. 31, 2005
Assets
Current assets:
Cash and cash equivalents	$13,317	$14,592
Accounts receivable	54,420	46,587
Inventory, deposits and prepaid expenses	7,148	8,396
Future income taxes	2,668	1,442

	77,553	71,017

Capital assets	75,761	66,807
Intangible assets	2,853	2,456
Goodwill	62,917	61,448

	$219,084	$201,728

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$49,988	$41,362
Income and other taxes payable	1,222	1,124
Current portion of long-term debt	2,161	5,845

	53,371	48,331

Long-term debt	7,401	8,588
Future income tax liabilities	6,805	5,007

Shareholders’ equity:
Common shares	64,130	63,604
Additional paid-in capital	1,177	956
Retained earnings	81,093	71,553
Accumulated other comprehensive income	5,107	3,689

	151,507	139,802

	$219,084	$201,728

(Statements of Income follows)

Vitran Corporation Inc.
Consolidated Statements Of Income
(Unaudited)
(in thousands of United States dollars except per share amounts, US GAAP)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2006	2005	2006	2005
Revenues	$123,641	$105,050	$238,768	$198,991
Operating expenses	101,307	86,742	198,428	166,886
Selling, general and administrative expenses	11,737	9,795	22,480	18,612
Other income	(40)	(17)	(156)	(27)
Depreciation and amortization expense	2,509	1,517	4,916	2,848

	115,513	98,037	225,668	188,319

Income from operations before undernoted	8,128	7,013	13,100	10,672
Interest expense, net	171	86	347	38
Income from operations before income taxes	7,957	6,927	12,753	10,634
Income taxes	2,181	2,131	3,354	3,084

Net income from continuing operations	$5,776	$4,796	$9,399	$7,550

Cumulative effect of a change in accounting principle	$—	$—	$141	$—
Net income	$5,776	$4,796	$9,540	$7,550

Income per share:

Basic
Net income from continuing operations	$0.45	$0.39	$0.74	$0.61

Cumulative effect of a change in accounting principle	—	$—	$0.01	$—

Net income	$0.45	$0.39	$0.75	$0.61

Diluted
Net income from continuing operations	$0.45	$0.38	$0.73	$0.59

Cumulative effect of a change in accounting principle	—	$—	$0.01	$—

Net income	$0.45	$0.38	$0.74	$0.59

Weighted average number of shares
Basic	12,732,644	12,447,300	12,692,582	12,429,732

Diluted	12,964,761	12,778,285	12,950,673	12,767,134

(Statement of Cash Flows follows)

VITRAN CORPORATION INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(In thousands of United States dollars, US GAAP)

	Three months	Three months	Six months	Six months
	Ended	Ended	Ended	Ended
	Jun. 30, 2006	Jun. 30, 2005	Jun. 30, 2006	Jun. 30, 2005
Cash provided by (used in):
Operations:
Net income	$5,776	$4,796	$9,540	$7,550
Items not involving cash from operations
Depreciation and amortization expense	2,509	1,517	4,916	2,848
Future income taxes	195	82	572	647
Stock based compensation expense	219	164	409	293
Gain on sale of capital assets	(40)	(17)	(156)	(27)
Cumulative effect of a change in accounting principle	—	—	(141)	—
Change in non-cash working capital components	(1,509)	254	446	(1,995)

	7,150	6,796	15,586	9,316

Investments:
Purchase of capital assets	(9,651)	(623)	(11,529)	(6,845)
Proceeds on sale of capital assets	1,384	24	1,554	38
Acquisition of subsidiary	—	(26,499)	—	(26,499)
Acquisition of business assets	—	—	(2,251)	—
Marketable securities	—	27,412	—	28,781

	(8,267)	314	(12,226)	(4,525)

Financing:
Revolving credit facility	—	—	(2,985)	—
Repayment of long-term debt	(631)	(570)	(1,952)	(1,140)
Issue of Common Shares upon exercise of stock options	158	25	479	42
Repurchase of Common Shares	—	(164)	—	(856)

	(473)	(709)	(4,458)	(1,954)
Effect of translation adjustment on cash	(63)	(630)	(177)	(676)

Increase (decrease) in cash position	(1,653)	5,771	(1,275)	2,161
Cash position, beginning of period	14,970	3,765	14,592	7,375

Cash position, end of period	$13,317	$9,536	$13,317	$9,536

Change in non-cash working capital components:
Accounts receivable	$(4,083)	$(386)	$(6,429)	$(3,747)
Inventory, deposits and prepaid expenses	1,438	(1,779)	1,626	(1,455)
Income and other taxes recoverable/payable	510	349	98	(412)
Accounts payable and accrued liabilities	626	2,070	5,151	3,619

	$(1,509)	$254	$446	$(1,995)

(additional financial information follows)

LTL Statistical Information — U.S. and CDN Divisions
(unaudited)

For the quarter ended June 30, 2006
	U.S. LTL	Q. over Q.		CDN LTL	Q. over Q.
($U.S.)	Division	% Change	($CDN)	Division	% Change
Revenue (000’s)	$62,003	24.0	Revenue (000’s)	$48,034	5.9
No. of Shipments	472,580	14.2	No. of Shipments	214,540	(1.5)
Weight (000’s lbs)	683,320	20.2	Weight (000’s lbs)	417,202	(3.2)
Revenue per shipment	$131.20	8.6	Revenue per shipment	$223.89	7.5
Revenue per CWT	$9.07	3.1	Revenue per CWT	$11.51	9.3

For the six months ended June 30, 2006
	U.S. LTL	Yr. Over Yr.		CDN LTL	Yr. over Yr.
($U.S.)	Division	% Change	($CDN)	Division	% Change
Revenue (000’s)	$119,324	28.8	Revenue (000’s)	$94,106	8.8
No. of Shipments	930,999	19.6	No. of Shipments	420,651	1.3
Weight (000’s lbs)	1,335,952	24.5	Weight (000's lbs)	808,151	(0.4)
Revenue per shipment	$128.17	7.7	Revenue per shipment	$223.72	7.4
Revenue per CWT	$8.93	3.4	Revenue per CWT	$11.64	9.3

Supplementary Segmented Financial Information
(000’s of $U.S.)

For the quarter ended June 30, 2006				For the quarter ended June 30, 2005
		Inc. from				Inc. from
	Revenue	Operations	OR%		Revenue	Operations	OR%
LTL	105,213	8,039	92.4	LTL	86,429	6,625	92.3
LOG	10,251	638	93.8	LOG	9,615	615	93.6
TL	8,177	530	93.5	TL	9,006	716	92.0

For the six months ended June 30, 2006				For the six months ended June 30, 2005
		Inc. from				Inc. from
	Revenue	Operations	OR%		Revenue	Operations	OR%
LTL	202,636	13,107	93.5	LTL	162,533	9,887	93.9
LOG	19,663	1,152	94.1	LOG	18,492	980	94.7
TL	16,469	940	94.3	TL	17,966	1,458	91.9
# # #